Exhibit 99.1

News Release

Community Healthcare Trust Incorporated Announces the Appointment of David H. Dupuy as Chief Financial Officer
FRANKLIN, Tenn., March 11, 2019 /PRNewswire/ -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the “Company”) today announced the appointment of David H. Dupuy as Executive Vice President and Chief Financial Officer, effective May 1, 2019. W. Page Barnes, the Company’s current Chief Financial Officer, will remain with the Company and assume the newly-created role of Chief Operating Officer.
Mr. Dupuy, 50, previously served as Managing Director of the Healthcare Investment Banking Group at SunTrust Robinson Humphrey in Atlanta. Before joining SunTrust, Mr. Dupuy served as Senior Vice President of the Healthcare Group at Bank of America Corporation where he developed financing, acquisition, and equity strategies for middle market healthcare companies. Prior to Bank of America, Mr. Dupuy served as both Vice President and Regional Director for KDA Holdings where he was responsible for leading the consulting, financing, and development of outpatient medical facilities. Before KDA Holdings, Mr. Dupuy served as Chief Financial Officer and Founding Partner of LIFESIGNS Holdings, Inc., a provider of diagnostic healthcare services. Mr. Dupuy began his career in 1991 with NationsBank (predecessor to Bank of America). Mr. Dupuy holds a Bachelor of Arts in Business Administration from Furman University and a Master of Business Administration from the Owen School at Vanderbilt University.
About Community Healthcare Trust Incorporated
The Company is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States.
Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s other filings with the SEC from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT W. Page Barnes, 615-771-3052
SOURCE Community Healthcare Trust Incorporated